UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 10, 2011

TIGA ENERGY SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53638	26-2415625
(Commission File Number)	(IRS Employer Identification No.)

401 CONGRESS AVENUE, SUITE 1540, AUSTIN, TEXAS, 78701
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (512) 687-3451

Option Placement, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Joint Venture to Deploy Blended Renewable Energy Plants

On February 16, 2011, Tiga Energy Services Inc. (“Tiga”) announced it has formed a joint venture with Eco-Merge USA LLC., a subsidiary of Dentsu Japan, and Innovative Energy Group, LLC to fund, deploy and operate renewable energy power plants throughout Texas and the USA.  Each energy plant will be privately funded and will blend renewable sources that will include solar, simple cycle, combined cycle (steam-to-energy), and combined heat and power plants (CHP) powered from waste-to-energy sources to produce in excess of 15MW of renewable energy.  The plants will offer renewable electricity at rates highly competitive with conventional utilities.

The first blended renewable energy power plant is scheduled to break ground in the second quarter of 2011 in Bastrop County, Texas approximately 15 miles from Austin.  The plant will offer electricity to utilities in the Central Texas region and provide thermal energy services to the planned Eco-Merge Green Corporate Center.

Under our business model, the partners and investors will jointly own the plants and sell electricity at a profit both to an anchor customer and to independent utilities.  We expect that upon completion of our initial deployment, we will have the ability to present similar opportunities to sites we select based upon the economics of this project. Eventually, we plan to make excess electricity not utilized by the anchor customer available to an energy spot trading market.

The partnership also seeks additional finance partners and technologies for other potential locations in Texas and the USA for deployment of viable and efficient energy solutions.

Letter Agreement for Services

On February 10, 2011, Tiga and Green Corporate Centers, LLC (“GCC”) entered into a Letter Agreement for Services (“Agreement”) for preconstruction related campus-wide architecture design and consulting services.  The services are related to the interconnection of a campus-wide network with third party telecommunications and information services providers for the proposed Eco-Merge Green Corporate Center “green” business campus, including the proposed Central Texas Airport, to be located approximately 17 miles east of Austin in Bastrop County.

Item 7.01.  Regulation FD Disclosure

On February 16, 2011, Tiga issued the press release attached hereto as Exhibit 99.1 announcing a Joint Venture to Deploy Blended Renewable Energy Plants.

Item 9.01.  Exhibits

Exhibit	Description
10.1*	Joint Venture Agreement
10.2*	Letter Agreement
99.1	Press Release, dated February 16, 2011

*	To be filed by amendment.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGA ENERGY SERVICES, INC. (Registrant)

Dated: February 16, 2011	By:	/s/ Michael Hathaway
Michael Hathaway
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1*	Joint Venture Agreement
10.2*	Letter Agreement
99.1	Press Release, dated February 16, 2011

*	To be filed by amendment.